Exhibit 99.1

China Intelligent Lighting Announces Termination of Engagement with Auditor; Auditor Withdrawal of Audit Opinion; Resignation of Audit Committee Chair; NYSE Amex Request for Information; Notice of SEC Investigation; and Formation of Special Investigation Committee

HUIZHOU, China, March 29, 2011, China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) (the "Company"), today announced that the Company's engagement with its registered independent accounting firm, MaloneBailey LLP ("MaloneBailey"), has been formally terminated.  On March 23, 2011, the Company provided notice of termination to MaloneBailey as the Company’s auditor, effective immediately.  On March 24, 2011, the Company received a notice of resignation from MaloneBailey (“Resignation Letter”) indicating that MaloneBailey is terminating its engagement with the Company, effective immediately.  The Company has begun to seek to retain a new auditor.

The Resignation Letter described MaloneBailey’s resignation being due to accounting fraud involving forging of the Company's accounting records and forging bank statements, in addition to other discrepancies identified in the Company’s accounts receivable. The Resignation Letter indicated that MaloneBailey believed that the accounting records of the Company have been falsified, which constitutes an illegal act.  Furthermore, MaloneBailey’s letter notes that the discrepancies could indicate a material error in previously issued financial statements.  As a result, MaloneBailey stated that it is unable to rely on management’s representations as they relate to previously issued financial statements and it can no longer support its opinion related to the Company's financial statements for the year ended and as of December 31, 2009.

On March 24, 2011, Michael Askew resigned as a member of the Board of Directors of the Company, effective immediately, including his position as the Chairman of the Company’s Audit Committee.  Mr. Askew submitted his resignation to the Board via email on March 24, 2011, approximately the twelve month anniversary of appointment, indicating that his resignation was due to, among other things, the circumstances relevant to his limited ability to provide assistance and advice to the Company in the present situation, including but not limited to the Board not seeking Mr. Askew’s input or professional services during his term on the Board.

On March 24, 2011, the Company received a preliminary information request from Amex requesting additional information.  The Company intends to fully cooperate with NYSE Amex regarding this matter.

The Company was also recently notified by the staff of the U.S. Securities and Exchange Commission (“SEC”) that it has initiated a formal, nonpublic investigation into whether the Company had made material misstatements or omissions concerning its financial statements, including cash accounts and accounts receivable.   The SEC has informed the Company that the investigation should not be construed as an indication that any violations of law have occurred. On March 24, 2011, the SEC served the Company a subpoena for documents relating to the matters under review by the SEC. The Company is committed to cooperating with the SEC.  It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed.

In light of these events, the Board of Directors of the Company has formed a Special Investigation Committee consisting of independent members of the Board of Directors to launch an investigation with respect to the concerns of MaloneBailey. The Committee is authorized to retain experts and advisers, including a forensic accounting firm and independent legal advisors, in connection with its investigation.  The Company does not intend to provide further comment regarding the allegations until after the conclusion of the Special Committee's investigation.

 The Company expects that the filing of its Annual Report on Form 10-K for the year ended December 31, 2010 will be delayed until completion of the internal investigation, engagement of a new auditor and audit of the Company’s financial statements.   The Company is unable to provide an estimated date of filing of the Form 10-K at this time.

About China Intelligent Lighting and Electronics, Inc.

China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) is a China-based company that provides a full range of lighting solutions, including the design, manufacture, sales and marketing of high-quality LED and other lighting products for the household, commercial and outdoor lighting industries in China and internationally. The Company currently offers over 1,000 products that include LEDs, long life fluorescent lights, ceiling lights, metal halide lights, super electric transformers, grille spot lights, down lights, and recessed and framed lighting.

www.hyundai-elc.com/english/

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the Company's ability to complete an internal investigation in a timely manner; the discovery of additional issues related to the Company's accounting records which may extend the investigation; costs and expenses incurred by the Company related to such investigation, including legal and other professional service fees, and the ultimate findings and conclusions of such investigation; the ability to engage a new independent auditor and file its Form 10-K for the year ended December 31, 2010 within a reasonable period; potential delisting from NYSE Amex due to matters related to the termination of engagement of its auditors, resignation of Chairman of Audit Committee, failure to have filed with the SEC all periodic reports, and/or any other issues of noncompliance with NYSE Amex listing rules; the Company's inability to adequately respond to the SEC's investigation orders; the Company's inability to efficiently deploy resources to manage the process or complete it on a timely basis; the Company's ability to generate sufficient revenue to offset costs and expenses that include research and development; collectability of trade receivables due to the Company by its customers; the Company's ability to develop and market new products; the Company's ability to extend the term of its Trademark License Agreement to use the Hyundai™ trademark; the Company's ability to accurately forecast amounts of supplies needed to meet customer demand; the market acceptance of its products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company's products; changes in the laws of the PRC that affect the Company's operations; and the Company's ability to obtain all necessary government certifications, approvals, and/or licenses to conduct its business.  New risk factors emerge from time to time and the Company cannot predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For more information, please contact:

Investor Relations:
China Intelligent Lighting and Electronics, Inc.
Peter Zhu
Tel: +1-646-380-2453

Taylor Rafferty, US
Delia Cannan, Investor Relations
Tel: +1-212-889-4350
Email: ChinaIntelligentLighting@taylor-rafferty.com

Taylor Rafferty, Hong Kong
Amy Cheng, Investor Relations
Tel: +852-3196-3712
Email: ChinaIntelligentLighting@taylor-rafferty.com